REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Notwithstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2024 (the “Expense Limit Term”). Thereafter, the Expense Limit Term will renew automatically, with respect to each Fund below, for subsequent one-year terms, provided that neither the Manager nor the Trust provide written notice otherwise, and provided further that the Amended Expense Limitation Agreement is approved at least annually by the Board of Trustees of the Trust. The Operating Expense Limit for each Fund is as follows:

Name of Fund                                   Expense Limitation                        Name of Fund                                      Expense Limitation
AZL DFA 5-Year Global Fixed Income Fund      0.95%                            AZL Moderate Index Strategy Fund                         0.20%
AZL DFA International Core Equity Fund          1.39%                             AZL MSCI Emerging Markets Equity Index Fund
AZL DFA U.S. Core Equity Fund                       1.20%                                           Class 1 shares                                              0.85%
AZL DFA U.S. Small Cap Fund                          1.35%                                           Class 2 shares                                              1.10%
AZL Enhanced Bond Index Fund                        0.70%                             AZL MSCI Global Equity Index Fund
AZL Fidelity Institutional Asset Mgmt. Multi-Strategy Fund                                  Class 1 shares                                              0.55%
Class 1 shares                                                0.46%                                           Class 2 shares                                              0.80%
Class 2 shares                                                0.71%                             AZL Russell 1000 Growth Index Fund
AZL Fidelity Institutional Asset Mgmt. Total Bond Fund                                        Class 1 shares                                              0.59%
Class 1 shares                                                0.70%                                            Class 2 shares                                              0.84%
Class 2 shares                                                0.95%                             AZL Russell 1000 Value Index Fund
AZL Gateway Fund                                             1.25%                                            Class 1 shares                                              0.59%
AZL Government Money Market Fund              0.87%                                            Class 2 shares                                              0.84%
AZL International Index Fund                                                                    AZL S&P 500 Index Fund
Class 1 shares                                                0.52%                                            Class 1 shares                                              0.46%
Class 2 shares                                                0.77%                                            Class 2 shares                                              0.71%
AZL MetWest Total Return Bond Fund              0.91%                             AZL Small Cap Stock Index Fund
AZL Mid Cap Index Fund                                                                                          Class 1 shares                                             0.46%
Class 1 shares                                                0.46%                                             Class 2 shares                                             0.71%
Class 2 shares                                                0.71%                              AZL T. Rowe Price Capital Appreciation Fund       1.20%

Acknowledged:
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:      _______________________________________________
Name:
Title:
ALLIANZ INVESTMENT MANAGEMENT LLC
By:      ________________________________________________
Name:
Title:
Updated:  10/1/2022